EXTENDED STAY AMERICA ANNOUNCES FIRST QUARTER 2017 RESULTS

-Net Income increases 8.9% to $16.1 million
-Adjusted EBITDA1 grows 5.5% to $129.6 million
-Increases Quarterly Distribution by 10.5% to $0.21 per Paired Share
-Increases 2017 Outlook for RevPAR and Adjusted EBITDA

CHARLOTTE, N.C. - April 27, 2017 (BUSINESS WIRE) - Extended Stay America, Inc. (NYSE: STAY) (the “Company”) today announced consolidated results for the quarter ended March 31, 2017.

First Quarter 2017 Highlights

•	Revenue Per Available Room (“RevPAR”) grew 2.1% to $45.76

•	Net Income increased 8.9% to $16.1 million

•	Adjusted EBITDA increased 5.5% to $129.6 million

•	Adjusted Funds from Operations (“Adjusted FFO”)[1] per diluted Paired Share increased 11.7% to $0.35

•	Adjusted Paired Share Income[1] per diluted Paired Share increased 15.7% to $0.15

The Company’s Chief Executive Officer, Gerry Lopez, commented, “We were pleased with our strong topline finish and our solid expense discipline throughout the first quarter. This led to results finishing above our guidance for both RevPAR as well as Adjusted EBITDA. Additionally, both Adjusted Paired Share Income and Adjusted FFO per diluted Paired Share grew more than 10% in the first quarter.”

Mr. Lopez continued, “With our strong free cash flow and outlook for 2017 and beyond, we continue to focus on returning capital to shareholders. This morning, our Boards approved raising our quarterly dividend by 10.5% to $0.21 per Paired Share, marking the third year in a row since becoming a public company that we have increased our dividend by over 10%. This represents a roughly 5% annual yield at recent trading prices. In addition to our strong dividend, in the last 14 months the Company has repurchased and retired over 5% of our Paired Shares outstanding. We remain firmly committed to strong capital returns to shareholders as our free cash flow continues to increase and as we recycle capital.”

____________________________
1 See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of non-GAAP measures included herein (i.e., EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, FFO, Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share).

Financial and Operating Results
Total revenues for the three months ended March 31, 2017 increased 1.2% over the comparable period in 2016 to $291.0 million. Total revenue growth was affected by one fewer day in the quarter compared to the comparable period in 2016 due to leap year.

RevPAR for the three months ended March 31, 2017 grew 2.1% over the comparable period in 2016, driven by an improvement in average daily rate (“ADR”) of 0.8% while occupancy increased to 70.4% compared to 69.5% in the comparable period in 2016.

Hotel Operating Margin1 for the three months ended March 31, 2017 was 52.5% compared to 50.4% in the comparable period in 2016. Hotel operating margin flow-through, defined as the change in Hotel Operating Profit1 divided by the change in total hotel revenues, was 230.3%.

Net income for the three months ended March 31, 2017 was $16.1 million compared to $14.8 million in the comparable period in 2016. Net income during the quarter was impacted by a non-cash impairment charge of $12.4 million related to assets held for sale. Income tax expense for the three months ended March 31, 2017 was $4.5 million compared to $2.9 million in the comparable period in 2016.

Adjusted EBITDA for the three months ended March 31, 2017 increased $6.8 million to $129.6 million over the comparable period in 2016. Adjusted EBITDA, a non-GAAP measure, excludes non-cash equity-based compensation of $2.7 million, non-cash impairment loss of $12.4 million related to assets held for sale, and other net expenses of $2.7 million.

Adjusted FFO for the three months ended March 31, 2017 was $68.7 million, an increase of 6.8% from the comparable period in 2016. Adjusted FFO per diluted Paired Share was $0.35 compared to $0.31 in the comparable period in 2016. Adjusted FFO, a non-GAAP measure, represents Funds From Operations1, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.

Adjusted Paired Share Income for the three months ended March 31, 2017 was $28.5 million, or $0.15 per diluted Paired Share, compared to $25.8 million, or $0.13 per diluted Paired Share, in the comparable period in 2016. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share.

Capital Expenditures

The Company invested $48.4 million in capital expenditures during the first quarter of 2017 which includes $21.0 million in renovation capital and $25.1 million in maintenance capital. The Company completed 24 hotel renovations in the first quarter of 2017, bringing the total number of renovated hotels to 608. We expect to complete the renovation program in the second quarter of 2017.

Distribution and Share Repurchases
On April 27, 2017, the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc., declared cash distributions totaling $0.21 per Paired Share for the first quarter of 2017. This represents a $0.02, or 10.5%, increase in the combined quarterly distribution. The distribution is comprised of $0.07 per Extended Stay America, Inc. common share and $0.14 per ESH Hospitality, Inc. Class A and B common share. The distributions are payable on May 25, 2017 to shareholders of record as of May 11, 2017.

During the quarter, the Company paid approximately $23.1 million to repurchase and retire approximately 1.4 million Paired Shares. The Company had approximately $137.1 million remaining for repurchases under the combined Paired Share repurchase program as of March 31, 2017.
2017 Outlook
The Company’s outlook for 2017 is updated as follows:

Full Year 2017	Updated Outlook		Previous Outlook
in millions, except %	Low	High	Low	High

Total Revenues	$1,285	$1,310	$1,279	$1,305
RevPAR % Δ	1.5%	3.5%	1%	3%
Net Income	$175	$188	$181	$194
Adjusted EBITDA	$625	$640	$620	$635
Adjusted EBITDA % Δ	1.5%	4.0%	0.7%	3.1%
Depreciation and Amortization	$233	$233	$233	$233
Net Interest Expense	$130	$130	$130	$130
Effective Tax Rate	23%	24%	23%	24%
Capital Expenditures	$150	$180	$150	$180

The Company’s updated outlook does not reflect any pending asset sales expected to close in 2017. If these asset sales are completed in the second quarter, we expect it will reduce 2017 Total Revenues by $7 to $8 million and Adjusted EBITDA by $3 to $3.5 million for the full year with limited impact on RevPAR.

Webcast and Conference Call Details

The Company will host a conference call on Thursday, April 27, 2017 at 9:00 a.m. Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website.

Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until May 11, 2017, and can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13659663.

Disclosure Regarding Non-GAAP Financial Measures

Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share (collectively, the “Non-GAAP Financial Measures”), which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and capital-intensive companies, including those which include a REIT as part of their legal entity structure. The Non-GAAP Financial Measures are not recognized terms under U.S. GAAP.  These measures as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of, or superior to, operating profit, net income, net income per share or any other measure of the Company, Extended Stay America, Inc. or ESH Hospitality, Inc. calculated in accordance with U.S. GAAP.  The Company’s presentation of the Non-GAAP Financial Measures does not replace the presentation of the Company’s consolidated financial results and other disclosures prepared in accordance with U.S. GAAP.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2017 outlook, the expected timing, completion and effects of any proposed asset disposals, expected performance, free cash flow, debt reduction, distribution growth and other growth opportunities, as such, involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2017 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc. (“ESA”) is the largest integrated hotel owner/operator in North America.  Its subsidiary, ESH Hospitality, Inc. (“ESH”), is the largest lodging REIT in North America by unit and room count, with over 620 hotels and 69,000 rooms in the U.S. and Canada. ESA manages all of ESH’s properties, providing over 8,000 jobs at hotel properties and corporate headquarters. Extended Stay America® is the leading brand in the mid-priced extended stay segment, with approximately twice as many rooms as its nearest competitor. Visit www.esa.com for more information.

Contacts
Investors:	Media:
Rob Ballew	Terry Atkins
(980) 345-1546	(980) 345-1648
investorrelations@esa.com	tatkins@esa.com

EXTENDED STAY AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016	% Variance
REVENUES:
Room revenues	$285,808	$283,137	0.9%
Other hotel revenues	5,183	4,421	17.2%

Total revenues	290,991	287,558	1.2%

OPERATING EXPENSES:
Hotel operating expenses	141,660	145,560	(2.7)%
General and administrative expenses	26,307	24,952	5.4%
Depreciation and amortization	57,671	53,308	8.2%
Impairment of long-lived assets	12,423	—	n/a

Total operating expenses	238,061	223,820	6.4%

OTHER INCOME	1	18	(94.4)%

INCOME FROM OPERATIONS	52,931	63,756	(17.0)%

OTHER NON-OPERATING INCOME	(1,221)	(878)	39.1%

INTEREST EXPENSE, NET	33,606	46,985	(28.5)%

INCOME BEFORE INCOME TAX EXPENSE	20,546	17,649	16.4%

INCOME TAX EXPENSE	4,483	2,896	54.8%

NET INCOME	16,063	14,753	8.9%

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS (1)	7,038	2,293	206.9%

NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA INC. COMMON SHAREHOLDERS	$23,101	$17,046	35.5%

NET INCOME PER EXTENDED STAY AMERICA INC. COMMON SHARE - DILUTED	$0.12	$0.08

WEIGHTED-AVERAGE EXTENDED STAY AMERICA INC. COMMON SHARES OUTSTANDING - DILUTED	195,386	204,370

(1) Noncontrolling interests in Extended Stay America, Inc. include approximately 44% of ESH REIT's common equity.

CONSOLIDATED BALANCE SHEET DATA
AS OF MARCH 31, 2017 AND DECEMBER 31, 2016
(In thousands)
(Unaudited)

	March 31,	December 31,
	2017	2016
Cash and cash equivalents	$64,809	$84,158
Restricted cash	$21,292	$21,614
Total assets	$4,126,730	$4,180,304
Total debt, net of unamortized deferred financing costs and debt discounts (2)	$2,595,094	$2,606,476
Total equity	$1,332,032	$1,377,239

(2) Unamortized deferred financing costs and debt discounts totaled approximately $54.6 million and $56.5 million as of March 31, 2017 and December 31, 2016, respectively.

EXTENDED STAY AMERICA, INC.
OPERATING METRICS
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016	Variance
Number of hotels (as of March 31)	629	629	—
Number of rooms (as of March 31)	69,383	69,383	—
Occupancy	70.4%	69.5%	90 bps
ADR	$64.99	$64.47	0.8%
RevPAR	$45.76	$44.83	2.1%

Hotel Inventory (as of March 31):
Renovated Extended Stay America (1)	608	495	113
Unrenovated Extended Stay America and other	21	134	(113)
Total number of hotels	629	629	—

Renovation Displacement Data (in thousands, except percentages):
Total available room nights	6,244	6,316	(72)
Room nights displaced from renovation	89	122	(33)
% of available room nights displaced	1.4%	1.9%	(50	) bps

(1) Includes three Extended Stay Canada-branded hotels.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF ROOM REVENUES, OTHER HOTEL REVENUES AND HOTEL
OPERATING EXPENSES TO HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016	Variance
Room revenues	$285,808	$283,137	0.9%
Other hotel revenues	5,183	4,421	17.2%
Total hotel revenues	290,991	287,558	1.2%
Hotel operating expenses (1)	138,190	142,664	(3.1)%
Hotel Operating Profit	$152,801	$144,894	5.5%
Hotel Operating Margin	52.5%	50.4%	210 bps

(1) Excludes loss on disposal of assets of approximately $3.5 million and $2.9 million, respectively.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2017		2016
Net income	$16,063		$14,753
Interest expense, net	33,606		46,985
Income tax expense	4,483		2,896
Depreciation and amortization	57,671		53,308
EBITDA	111,823		117,942
Non-cash equity-based compensation	2,683		2,680
Other non-operating income	(1,221)	(1)	(878)	(2)
Impairment of long-lived assets	12,423		—
Other expenses	3,894	(3)	3,055	(4)
Adjusted EBITDA	$129,602		$122,799
% growth	5.5%

(1) Includes change in mark-to-market value of interest rate swap of approximately $1.3 million and non-cash foreign currency transaction loss of approximately $0.1 million.

(2) Includes non-cash foreign currency transaction gain of approximately $0.9 million.

(3) Includes loss on disposal of assets of approximately $3.5 million and costs incurred in connection with the March 2017 secondary offering of approximately $0.4 million.

(4) Includes loss on disposal of assets of approximately $2.9 million and transaction costs of approximately $0.2 million due to the revision of an estimate related to the sale of 53 hotel properties in December 2015.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS, AJUSTED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS PER PAIRED SHARE
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016
(In thousands, expect per share and Paired Share data)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Net income per Extended Stay America, Inc. common share - diluted	$0.12	$0.08
Net income attributable to Extended Stay America, Inc. common shareholders	$23,101	$17,046
Noncontrolling interests attributable to Class B common shares of ESH REIT	(7,042)	(2,297)
Real estate depreciation and amortization	56,533	52,200
Impairment of long-lived assets	12,423	—
Tax effect of adjustments to net income attributable to Extended Stay America, Inc. common shareholders	(16,274)	(11,954)
Funds From Operations	68,741	54,995
Debt modification and extinguishment costs	1,168	12,103
Change in mark-to-market value of interest rate swap	(1,242)	—
Tax effect of adjustments to Funds From Operations	17	(2,772)
Adjusted Funds From Operations	$68,684	$64,326
Adjusted Funds From Operations per Paired Share – diluted	$0.35	$0.31

Weighted average Paired Shares outstanding – diluted	195,386	204,370

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE INCOME
AND ADJUSTED PAIRED SHARE INCOME PER PAIRED SHARE
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016
(In thousands, expect per share and Paired Share data)
(Unaudited)

	Three Months Ended
	March 31,
	2017		2016
Net income per Extended Stay America, Inc. common share - diluted	$0.12		$0.08
Net income attributable to Extended Stay America, Inc. common shareholders	$23,101		$17,046
Noncontrolling interests attributable to Class B common shares of ESH REIT	(7,042)		(2,297)
Paired Share Income	16,059		14,749
Debt modification and extinguishment costs	1,168		12,103
Other non-operating income	(1,221)	(1)	(878)	(2)
Impairment of long-lived assets	12,423		—
Other expenses	3,894	(3)	3,055	(4)
Tax effect of adjustments to Paired Share Income	(3,838)		(3,270)
Adjusted Paired Share Income	$28,485		$25,759

Adjusted Paired Share Income per Paired Share – diluted	$0.15		$0.13

Weighted average Paired Shares outstanding – diluted	195,386		204,370

(1) Includes change in mark-to-market value of interest rate swap of approximately $1.3 million and non-cash foreign currency transaction loss of approximately $0.1 million.

(2) Includes non-cash foreign currency transaction gain of approximately $0.9 million.

(3) Includes loss on disposal of assets of approximately $3.5 million and costs incurred in connection with the March 2017 secondary offering of approximately $0.4 million.

(4)  Includes loss on disposal of assets of approximately $2.9 million and transaction costs of approximately $0.2 million due to the revision of an estimate related to the sale of 53 hotel properties in December 2015.

EXTENDED STAY AMERICA, INC.
TOTAL REVENUES AND NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE YEARS ENDED DECEMBER 31, 2016 (ACTUAL) AND 2017 (OUTLOOK)
(In thousands)
(Unaudited)

	Year Ended			Year Ended December 31, 2017
	December 31, 2016			(Outlook)
	(Actual)			Low		High
	$1,270,593		Total revenues	$1,285,000		$1,310,000

	$163,352		Net income	$174,646		$188,494
	164,537		Interest expense, net	130,000		130,000
	34,351		Income tax expense	55,152		56,304
	221,309		Depreciation and amortization	232,500		232,500
	583,549		EBITDA	592,298		607,298
	12,000		Non-cash equity-based compensation	12,500		12,500
	(1,576)	(1)	Other non-operating income	(1,221)	(3)	(1,221)	(3)
	9,828		Impairment of long-lived assets	12,423		12,423
	11,857	(2)	Other expenses	9,000	(4)	9,000	(4)
	$615,658		Adjusted EBITDA	$625,000		$640,000
			% growth	1.5%		4.0%

(1)	Includes non-cash foreign currency transaction gain of approximately $1.6 million.
(2)
Includes loss on disposal of assets of approximately $10.7 million, costs incurred in connection with the fourth quarter 2016 secondary offerings of approximately $1.1 million and transaction costs of approximately $0.1 million due to a revision of an estimate related to the sale of 53 hotel properties in December 2015.

(3)	Includes change in mark-to-market value of interest rate swap of approximately $1.3 million and non-cash foreign currency transaction loss of approximately $0.1 million.
(4)	Includes non-cash loss on disposal of assets and other non-operating transaction costs.